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Cable Design Technologies Corporation                               Exhibit 11.1
Computation of Earnings per Share
(Dollars in thousands, except per share amounts)

                                                                    Quarter Ended October 31,
                                                                          1996      1995
Primary:
Income before extraordinary items                                        $8,138     $5,708
Extraordinary loss                                                     ---        ---
                                                                     ----------------------
Net Income                                                               $8,138     $5,708

Weighted average number of shares of common stock outstanding        18,166,356 14,616,666
Assumed exercise of stock options                                     2,369,077  2,631,011
                                                                     ----------------------
Total shares                                                         20,535,433 17,247,677

Primary earnings before extraordinary items per common share              $0.40      $0.33
Primary loss from extraordinary items                                  ---        ---
                                                                     ----------------------
Primary earnings per common share                                         $0.40      $0.33

                                                                     Quarter Ended October 31,
                                                                          1996       1995
Fully diluted:
Income before extraordinary items                                        $8,138     $5,708
Extraordinary loss                                                     ---        ---
                                                                     ----------------------
Net Income                                                               $8,138     $5,708

Weighted average number of shares of common stock outstanding        18,166,356 14,616,666
Assumed exercise of stock options                                     2,369,077  2,659,695
                                                                     ----------------------
Total shares                                                         20,535,433 17,276,361

Fully diluted earnings before extraordinary items per common share        $0.40      $0.33
Fully diluted loss from extraordinary items                            ---        ---
                                                                     ----------------------
Fully diluted earnings per common share                                   $0.40      $0.33